UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                                                                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	TWMC	NASDAQ Stock Market (Common Shares)

Item 1.01.  Entry into a Material Definitive Agreement

etailz Financing

On February 20, 2020, etailz Inc. (the “etailz”), a wholly-owned subsidiary of Trans World Entertainment Corporation (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Encina Business Credit, LLC (“Encina”), as administrative agent, under which the lenders party thereto committed to provide up to $25 million in loans under a three-year, secured revolving credit facility (the “Credit Facility”).

The commitments by the lenders under the Credit Facility are subject to borrowing base and availability restrictions. Up to $5.0 million of the Credit Facility may be used for the making of swing line loans.

Interest under the Credit Facility accrues, subject to certain terms and conditions under the Loan Agreement, at a LIBOR Rate or Base Rate, plus, in each case, an Applicable Margin, which is determined by reference to the level of Availability as defined in the Loan Agreement, with the Applicable Margin for LIBOR Rate loans ranging from 4.00% to 4.50% and the Applicable Margin for Base Rate loans ranging from 3.00% to 3.50%.

The Credit Facility is secured by a first priority security interest in substantially all of the assets of etailz, including inventory, accounts receivable, cash and cash equivalents and certain other collateral of the borrowers and guarantors under the Credit Facility (collectively, the “Credit Facility Parties”) and by a first priority pledge by the Company of its equity interests in etailz.  The Company will provide a limited guarantee of etailz’s obligations under the Credit Facility.

Among other things, the Loan Agreement limits etailz’s ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets.  The Loan Agreement also requires etailz to comply with a financial maintenance covenant.

The Loan Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other obligations, customary ERISA defaults, certain events of bankruptcy and insolvency, judgment defaults, the invalidity of liens on collateral, change in control, cessation of business or the liquidation of material assets of the Credit Facility Parties taken as a whole, the occurrence of an uninsured loss to a material portion of collateral and failure of the obligations under the Credit Facility to constitute senior indebtedness under any applicable subordination or intercreditor agreements.

The proceeds from the Credit Facility will be used by etailz to repay certain intercompany indebtedness owed to the Company and for working capital and for other general corporate purposes.

etailz paid certain customary fees and expenses in connection with obtaining the lenders’ commitments pursuant to the terms of a related fee letter.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Asset Purchase Agreement

On February 20, 2020, Trans World Entertainment Corporation, Record Town, Inc., Record Town USA LLC, Record Town Utah LLC, Trans World FL LLC, Trans World New York, LLC (collectively, “Sellers”), 2428392 Inc. (“Purchaser”), and 2428391 Ontario Inc., o/a Sunrise Records (“Parent”), entered into an amendment (the “Amendment”) to the Asset Purchase Agreement dated January 23, 2020 by and among Sellers, Purchaser and Parent (the “Asset Purchase Agreement”).  The Amendment reflects (i) agreed upon changes to the Purchased Asset, Assumed Liabilities, Excluded Assets and Excluded Liabilities (each as defined in the Asset Purchase Agreement), (ii) an increase in the Escrow Amount and (iii) a change in payment mechanics.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On February 20, 2020, Trans World Entertainment Corporation consummated the previously announced sale of substantially all of the assets of and certain of the liabilities relating to the retail, music, film, video and popular business constituting the For Your Entertainment segment of the Company’s business to a subsidiary of Sunrise Records pursuant to that certain Asset Purchase Agreement (as amended by the Amendment, the “Asset Purchase Agreement”) dated January 23, 2020, by and among Trans World Entertainment Corporation, Record Town, Inc., Record Town USA LLC, Record Town Utah LLC, Trans World FL LLC, Trans World New York, LLC, 2428392 Inc., and 2428391 Ontario Inc., o/a Sunrise Records. (the “Transaction”).

The consideration for the Transaction consisted of the base purchase price of $10,000,000 (the “Base Purchase Price”), payable in cash, of which $1,300,000 will be held in escrow to satisfy certain post-closing adjustments and obligations. The Base Purchase Price is based on the delivery to Purchaser of $40,000,000 of Net Inventory (as defined in the Asset Purchase Agreement) (the “Target Net Inventory”) as of the Effective Time.  The Base Purchase Price shall be adjusted following the Closing as follows: (i) for every $1.00 by which Net Inventory delivered at the Effective Time exceeds the Target Net Inventory, up to $42,000,000, the Base Purchase Price will be increased by $0.50, (ii) for every $1.00 by which Net Inventory delivered at the Effective Time exceeds $42,000,000, the Base Purchase Price will be increased by $0.25, (iii) for every $1.00 by which Net Inventory delivered at the Effective Time is less than the Target Net Inventory, down to $37,000,000, the Base Purchase Price will be decreased by $0.50, and (iv) for every $1.00 by which Net Inventory delivered at the Effective Time is less than $37,000,000, the Base Purchase Price will be decreased by $0.75. Purchaser will also pay the Company Purchaser’s portion of certain pre-paid expenses, employee expenses, pre-paid taxes and other unreimbursed amounts paid by the Company in respect of the Purchased Assets and Assumed Liabilities following the Effective Time.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 23, 2020, as amended pursuant to the Amendment described in Item 1.01 (under the heading “Amendment to Asset Purchase Agreement”), each of which is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 (under the heading “etailz Financing”) of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On February 17, 2020, Trans World Entertainment Corporation held a special meeting (the “Special Meeting”) of its shareholders at which the following proposals were submitted: (1) to approve the sale of certain assets and liabilities of the Company’s fye segment pursuant to the Asset Purchase Agreement, dated January 23, 2020, by and among Record Town, Inc., Record Town USA LLC, Record Town Utah LLC, Trans World FL LLC, Trans World New York, LLC, and, 2428392 INC., solely with respect to Sections 6.3, 6.13, 6.14 and 10.13, Trans World Entertainment Corporation, and solely with respect to Section 10.14, 2428391 ONTARIO INC. o/a Sunrise Records (“Proposal 1”); (2) to approve, by non-binding, advisory vote, certain compensation arrangements for certain named executive officers of the Company following the Transaction (“Proposal 2”); (3) to approve the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Transaction if there are insufficient votes to approve the Transaction (“Proposal 3”); and (4) to transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. Each of the foregoing proposals are described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on February 7, 2020.

At the Special Meeting, of the 1,816,311 shares of common stock outstanding and entitled to vote, 1,333,903 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Special Meeting, as certified by the Inspector of Elections for the Special Meeting, are as follows:

	For	Against	Abstain
Proposal 1	1,333,548	325	30
Proposal 2	1,174,468	158,867	568
Proposal 3	1,320,512	12,859	532

Item 8.01.  Other Events

On February 20, 2020, Trans World Entertainment Corporation issued a press release (the “Press Release”) regarding (i) the consummation of the Transaction, and (ii) the etailz Financing.  A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits

(b)  Pro forma financial information.

The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended February 3, 2018, February 2, 2019, and the thirty nine weeks ended November 2, 2019 present the Company’s results of operations as adjusted to give effect to the Transaction as if it had occurred at the beginning of the earliest period and the accompanying unaudited pro forma condensed consolidated balance sheet as of November 2, 2019 presents the Company’s financial position as if the Transaction had occurred on November 2, 2019.  The foregoing unaudited pro forma condensed consolidated financial statements are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d)  Exhibits. The following are furnished as Exhibits to this Report:

Exhibit
No.	Description
10.1	Loan and Security Agreement dated February 20, 2020
10.2	Amendment No. 1 to Asset Purchase Agreement dated February 20, 2020
99.1	Press Release dated February 20, 2020
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements
*****

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the Transaction. The statements contained in this document that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:  the risk that the Transaction may adversely affect the Company’s business and the price of the Company’s common stock; the effect of the closing of the Transaction on the Company’s business relationships, operating results and business generally; risks that the Transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Transaction; the outcome of any legal proceedings that may be instituted against the Company related to the Transaction; unexpected costs, charges, expenses, or liabilities relating to the Transaction; the Company’s ability to operate as a going-concern following the closing of the Transaction; and other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this report or elsewhere might not occur.

                                  EXHIBIT INDEX

Exhibit
No	Description
10.1	Loan and Security Agreement dated February 20, 2020
10.2	Amendment No. 1 to Asset Purchase Agreement dated February 20, 2020
99.1	Press Release dated February 20, 2020
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: February 20, 2020	/s/ Michael Feurer
Michael Feurer
Chief Executive Officer